SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)            October 26, 2007

InSight Health Services Holdings Corp.

(Exact name of registrant as specified in charter)

Delaware

333-75984

04-3570028

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

26250 Enterprise Court, Suite 100, Lake Forest, CA 92630

(Address of principal executive offices)                           (Zip Code)

(949) 282-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Effective as of October 26, 2007, InSight Health Services Holdings Corp. (the “Company”) and InSight Health Services Corp., the Company’s wholly owned subsidiary (“InSight”), entered into a resignation agreement with Bret W. Jorgensen, the President and Chief Executive Officer and a director of the Company and InSight. The resignation agreement provides for, among other things:

•                  Mr. Jorgensen’s resignation from the Company and InSight effective as of November 15, 2007;

•                  effective as of November 16, 2007 and continuing through May 16, 2008, Mr. Jorgensen will provide to the Company such consulting services as the Company’s board of directors reasonably requests;

•                  in consideration for such consulting services, the Company will pay Mr. Jorgensen on a monthly basis in arrears an amount equal to $34,083.33 without withholding or deduction (the aggregate total of all payments for consulting services shall be $204,499.98), plus reimbursement of his reasonable out of pocket expenses incurred in providing such services;

•                  Mr. Jorgensen shall not be entitled to receive any bonus for any period after June 30, 2007, nor shall he be entitled to receive any equity securities or equity-like securities of the Company;

•                  the Company agrees to continue to provide to Mr. Jorgensen benefits, such as life insurance, medical, dental and health insurance, that he was entitled to receive prior to his resignation, until November 15, 2008, until Mr. Jorgensen becomes eligible for comparable employment benefits as the result of full-time employment with another employer or until Mr. Jorgensen’s employment by a competitor of the Company;

•                  customary releases in favor of the Company by Mr. Jorgensen and customary releases in favor of Mr. Jorgensen by the Company; and

•                  Mr. Jorgensen’s agreement to comply with certain noncompetition and nonsolicitation covenants (relating to the Company’s employees and customers) during the twelve-month period ending on November 15, 2008.

Mr. Jorgensen may revoke the resignation agreement at any time prior to November 2, 2007.

In connection with the appointment of Richard Nevins to Interim Chief Executive Officer described below, the Company entered into a consulting agreement with such officer. The material terms of the consulting agreement are described below.

Item 1.02               Termination of Material Definitive Agreement

Subject to Mr. Jorgensen’s revocation of the resignation agreement, the resignation agreement will supercede Mr. Jorgensen’s existing Executive Employment Agreement, dated July 1, 2005.

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In accordance with the terms of the resignation agreement described above, Mr. Jorgensen will resign as the President and Chief Executive and as a director of the Company and InSight effective as of November 15, 2007.

As a result of the resignation of Mr. Jorgensen, Richard Nevins, age 60, has been appointed, effective as of October 29, 2007, the Interim Chief Executive Officer of the Company and InSight. Mr. Nevins has been a member of the Company’s and InSight’s board of directors since August 1, 2007.  From July 2007 through September 30, 2007, he served as the interim chief executive officer and a director for US Energy Services, Inc.  He has worked as an independent advisor since 2007. From 1998 until his retirement in 2007, Mr. Nevins was a managing director and co-head of the recapitalization and restructuring group at Jefferies & Company, Inc. Mr. Nevins currently serves as a director of Aurora Trailer Holdings and SPELL C LLC.

Effective as of October 26, 2007, the Company entered into a consulting agreement with Mr. Nevins, which provides for, among other things:

•                  Mr. Nevins will provide to the Company such consulting services consistent with the position of Interim Chief Executive Officer and shall report to the Company’s board of directors;

•                  the engagement of Mr. Nevins as Interim Chief Executive Officer is on a week-to-week basis;

•                  in consideration for such consulting services, the Company will pay Mr. Nevins on a weekly basis an amount equal to $10,000 without withholding or deduction, plus reimbursement of his reasonable out of pocket expenses incurred in providing such services;

•                  at the conclusion of the engagement, Mr. Nevins may request a discretionary bonus; however, he has no right to the discretionary bonus, which shall be awarded, if at all, in the sole discretion of the Company’s board of directors;

•                  while serving as Interim Chief Executive Officer, Mr. Nevins will not be entitled to any meeting or committee fees that he would otherwise be entitled to receive as a director of the Company; however, he will be entitled to his annual retainer and any equity award that he would otherwise receive as a director of the Company.

As a result of the resignation of Mr. Jorgensen, Louis E. Hallman, III, age 48, has been appointed, effective as of October 29, 2007, the Interim Chief Operating Officer of the Company and InSight. In connection with such appointment, Mr. Hallman’s compensation will be increased to $350,000, on an annual basis, while he acts as Interim Chief Operating Officer. From August 10, 2005 until his appointment as Interim Chief Operating Officer, Mr. Hallman was InSight’s Executive Vice President and Chief Strategy Officer.  Mr. Hallman was the President of Right Manufacturing LLC, a specialty manufacturer, from January 2003 through January 2005.  From January 2002 until January 2003, Mr. Hallman was a private investor and reviewed various business opportunities.  From August 1999 through January 2002, he was President and CEO of Homesquared Inc., a supplier of web-based software applications to production homebuilders.  In July 1989, Mr. Hallman co-founded TheraTx, Inc., which became a diversified healthcare services company listed on NASDAQ.  While at TheraTx, he served as Vice President Corporate Development until its sale in April 1997.

Item 9.01               Financial Statements and Exhibits

Exhibit No.

10.10	Resignation Agreement dated as of October 26, 2007, by and among the Company, InSight and Bret W. Jorgensen, filed herewith.

10.11	Consulting Agreement dated as of October 26, 2007, by and between the Company and Richard Nevins, filed herewith.

99.9	Press Release dated October 26, 2007, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	October 31, 2007	INSIGHT HEALTH SERVICES HOLDINGS CORP.

		By:	/s/ Brian G. Drazba
Brian G. Drazba
Senior Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.10	Resignation Agreement dated as of October 26, 2007, by and among the Company, InSight and Bret W. Jorgensen, filed herewith.

10.11	Consulting Agreement dated as of October 26, 2007, by and between the Company and Richard Nevins, filed herewith.

99.9	Press Release dated October 26, 2007, filed herewith.